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                                                                   Exhibit 10.19


                         EXECUTIVE EMPLOYMENT AGREEMENT

             THIS AGREEMENT made as of the  26th day of July 2000.

                                    BETWEEN:

                                Universe2U Inc.
              a corporation incorporated under the laws of Ontario
                 (hereinafter referred to as the "Corporation")

                               OF THE FIRST PART,
                                    - and -
                                R. John Slattery
                             of the Town of Markham
                           in the Province of Ontario
                  (hereinafter referred to as the "Executive"),

                              OF THE SECOND PART.

     WHEREAS the Corporation wishes to retain the services of the Executive to provide the services hereinafter described during the term hereinafter set out;

     NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the parties agree as follows:


1.   EMPLOYMENT

     Subject to the terms and conditions of this Agreement and applicable law, the Corporation hereby employs Executive, and the employee agrees to serve, as Executive Vice President, Finance and Chief Financial Officer of the Corporation. In such capacity, the Executive shall perform such duties and exercise such power related thereto as may from time to time be assigned to him by the CEO to achieve the annual business plans.

     The Executive shall start employment with the Corporation on July 31, 2000.

2.   DUTIES

     The Executive shall serve the Corporation and any subsidiaries of the Corporation in such capacity or capacities and shall perform such duties and exercise such powers pertaining to the management and operation of the Corporation and any subsidiaries of the Corporation as may be determined from time to time by the CEO. Without limitation of the foregoing, the Executive shall:

     (a) devote his full time and attention and his best efforts during normal business hours to the business and affairs of the Corporation;
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     (b)  perform those duties that may reasonably be assigned to the Executive diligently and faithfully to the best of the Executive's abilities and in the best interests of the Corporation; and

     (c) use his best efforts to promote the interests and goodwill of the Corporation.

     The nature of the Executive's duties hereunder may also require reasonable amounts of domestic and international travel. It is understood, however, that the Executive will not be required to relocate outside of the Greater Toronto Area without his consent.


3.   REPORTING PROCEDURES

     The Executive shall report to the Chief Executive Officer. The Executive shall report fully on the business development activities, supplier relationships and advise to the best of his ability and in accordance with reasonable business standards on business matters that may arise from time to time during the term of this Agreement.


4.   REMUNERATION

     Subject to the immediately following paragraph, the annual base salary payable to the Executive for his services hereunder for the first year of the term of this Agreement shall be $130,000 CDN, exclusive of bonuses, benefits and other compensation.

     When the Corporation achieves $30 million CDN in annualized revenue (determined on a quarterly basis) the Executive's base salary shall be increased to $150,000 CDN. This shall be reviewed upon completion of the quarterly SEC filing.

     The annual base salary payable to the Executive for his services hereunder for each successive year of the term of this Agreement, exclusive of bonuses, benefits and other compensation, shall increase based on the performance of the Executive and the Corporation in the preceding fiscal year of the Corporation.

     The annual base salary payable to the Executive pursuant to the provisions of this section 4 shall be payable in equal bi-weekly installments in arrears or in such other manner as may be mutually agreed upon.


5.  STOCK OPTION PLAN

     The Executive shall be entitled to participate in the Universe2U stock option plan as prepared by the Compensation Committee and approved by the Board of Directors.

     Effective on of the date of employment, the Corporation will grant to the Executive, 50,000 stock options at a strike price of $5.00 US (the "Signing Options"). The Signing Options so granted shall become fully vested and exercisable, subject to the immediately following paragraph, on July 31, 2001. If this Agreement is terminated for Cause (hereinafter defined) or as a result of the resignation of the Executive prior to July 31, 2001, the Corporation shall cancel the Signing Options upon such termination.

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     If the Executive's employment is terminated for any other reason, before the Signing Options become fully vested, the Executive's Signing Options shall become vested immediately, on a proportionate basis, prior to the date of termination. The Executive may at any time within three months after such termination, exercise such options, after which such options terminate in full.

     It is anticipated that the Executive will have the opportunity to earn up to 50,000 of additional options annually after the first year of employment. Furthermore in the event that during the first year the Corporation grants through its Stock Option Program, options below the strike price of $5.00, the Executive may participate in the program

     In the event of a Change in Control (hereinafter defined) or in the event that a takeover bid is made in respect of the corporation all options previously granted to the Executive shall become fully vested and exercisable.


6.   BENEFITS

     During the term of this Agreement, the Executive shall be entitled to participate in the benefits program offered by the Corporation to members of its senior management.


7.   SALARY, BONUS AND PERQUISITES ADJUSTMENTS

     Other than as herein provided, the Executive's annual base salary and the bonus shall be reviewed annually and adjustments will be agreed to in writing by the CEO of the Corporation.


8.   VACATION

     The Executive shall be entitled to four weeks' paid vacation per fiscal year of the Corporation at a time approved in advance by the Chief Executive Officer of the Corporation, which approval shall not be unreasonably withheld but shall take into account the staffing requirements of the Corporation and the need for the timely performance of the Executive's responsibilities.

9.   AUTOMOBILE

     The Corporation shall provide the Executive with a leased vehicle up to a monthly lease cost of $600 per month, exclusive of all taxes, and agrees to reimburse the Executive for all reasonable operating costs of the vehicle, including, but not limited to, insurance, licensing, maintenance, gas and oil.


10.  EXPENSES

     The Executive shall be reimbursed for all reasonable travel and other out-of-pocket expenses actually and properly incurred by the Executive from time to time in connection with carrying out his duties hereunder, as well as all professional memberships and dues of the Executive. For all such expenses the Executive shall furnish to the Corporation originals of all invoices or statements in respect of which the Executive seeks reimbursement.

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11.  TERMINATION

     The Corporation may terminate the employment of the Executive without notice or any payment in lieu of notice for Cause. "Cause" is defined as a termination upon a finding by the Corporation that the Executive has (i) intentionally failed to perform reasonably assigned duties of a significant nature, (ii) engaged in fraudulent misconduct in the performance of his duties,
(iii) engaged in a transaction in connection with the performance of his duties to the Corporation or any of its subsidiaries thereof which transaction is adverse to the interests of the Corporation or any of its subsidiaries and which is engaged in for personal profit by the Executive.


12.  SEVERANCE PAYMENTS

     Upon termination of the Executive's employment:

     (i)  for Cause; or

     (ii) by the voluntary termination of employment of the Executive (resignation);


the Executive shall not be entitled to any severance payments other than compensation earned by the Executive before the date of termination calculated pro rata up to and including the date of termination and reimbursement for business expenses as provided for in this Agreement that were incurred prior to the termination of the Executive's employment.


     If the Executive's employment is terminated within twelve months, of the date of this Agreement for any other reason, other than a Change in Control, the Corporation agrees to provide the Executive with six months continuation of compensation (salary bonus and benefits), including automobile benefits, unchanged and as if the Executive were still employed with the Corporation. The continuation of compensation (salary bonus and benefits), including automobile benefits, so agreed to in this paragraph is increased by two months for every additional year, or part thereof, of service after the first year.


13.  CHANGE IN CONTROL

     In the event of a termination of this contract for any reason, immediately prior to, or within one year following a Change in Control, by the Executive, or by the Corporation, the Executive is entitled to the following:

     (i) Severance compensation of twelve months severance (salary, and bonus), paid fifteen days following the termination.

     (ii) Vacation pay, paid fifteen days following the termination.

    (iii) Twelve months continuance of all benefits, including automobile benefits.

     "Change in Control shall be determined to have occurred if, on or after the date hereof:

     (i) the Board of Directors of the Corporation adopts a resolution to the effect that, for the purpose of this Agreement, a Change in Control has occurred, or

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     (ii) any person, or group of persons, acting in concert becomes in any manner the beneficial owner, directly or indirectly, of securities of the Corporation representing twenty five percent or more of the voting securities of the Corporation, or any successor to the Corporation, or

    (iii) during a period of twenty-four consecutive months, individuals who at the beginning of such period constitute the entire Board of Directors of the Corporation shall cease for any reason to constitute a majority thereof.


14.  CONFIDENTIALITY

     The Executive acknowledges and agrees that:

     (a) in the course of performing his duties and responsibilities as an Executive of the Corporation, he will have access to and will be entrusted with detailed confidential information and trade secrets (printed or otherwise) concerning past, present, future and contemplated products, services, operations and marketing techniques and procedures of the Corporation and its subsidiaries, including, without limitation, information relating to addresses, preferences, needs and requirements of past, present and prospective clients, customers, suppliers and Executives of the Corporation and its subsidiaries (collectively, "Trade Secrets"), the disclosure of any of which to competitors of the Corporation or to the general public, or the use of same by the Executive or any competitor of the Corporation or any of its subsidiaries, would be highly detrimental to the interests of the Corporation;

     (b) in the course of performing his duties and responsibilities for the Corporation, the Executive will be a representative of the Corporation to its customers, clients and suppliers and as such will have significant responsibility for maintaining and enhancing the goodwill of the Corporation with such customers, clients and suppliers and would not have, except by virtue of his employment with the Corporation, developed a close and direct relationship with the customers, clients and suppliers of the Corporation;

     (c) the Executive, as an officer of the Corporation, owes fiduciary duties to the Corporation, including the duty to act in the best interests of the Corporation; and

     (d) the right to maintain the confidentiality of the Trade Secrets, the right to preserve the goodwill of the Corporation and the right to the benefit of any relationships that have developed between the Executive and the customers, clients and suppliers of the Corporation by virtue of the Executive's employment with the Corporation constitute proprietary rights of the Corporation, which the Corporation is entitled to protect.

     In acknowledgement of the matters described above and in consideration of the payments to be received by the Executive pursuant to this Agreement, the Executive hereby agrees that he will not, during the period commencing on the date hereof and ending one year following the termination of this Agreement, directly or indirectly disclose to any person or in any way make use of (other that for the benefit of the Corporation), in any manner, any of the Trade Secrets, provided that such Trade Secrets shall be deemed not to include information that is or

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becomes generally available to the public other than as a
result of disclosure by the Executive.


15.  NON-SOLICITATION

     The Executive hereby agrees that he will not, during the period commencing on the date hereof and ending one year following the termination of this Agreement, be a party to or abet any solicitation of customers, clients or suppliers of the Corporation or any of its associates or affiliates (as those terms are defined in the Canada Business Corporations Act) to transfer business from the Corporation or any of its associates or affiliates to any other person, or seek in any way to persuade or entice any Executive of the Corporation or any of its associates or affiliates to leave that employment or to be a party to or abet any such action.


16.  DISCLOSURE       During the term of this Agreement, the Executive shall
promptly disclose to the Board of Directors full information concerning any interest, direct or indirect, of the Executive (as owner, shareholder, partner, lender or other investor, director, officer, Executive, consultant or otherwise) or any member of his immediate family in any business that is reasonably known to the Executive to purchase or otherwise obtain services or products from, or to sell or otherwise provide services or products to the Corporation or to any of its suppliers or customers.


17.  RETURN OF MATERIALS

     All documentation, electronic files, forms, brochures, books, materials, written correspondence, memoranda, documents, manuals, computer disks, software products and lists (including lists of customers, suppliers, products and prices) pertaining to the business of the Corporation or any of its associates or affiliates (as those terms are defined in the Canada Business Corporations
Act) that may come into the possession or control of the Executive shall at all times remain the property of the Corporation or such associates or affiliates, as the case may be. On termination of the Executive's employment for any reason, the Executive agrees to immediately deliver to the Corporation all such property of the Corporation in the possession of the Executive or directly or indirectly under the control of the Executive. The Executive agrees not to make for his personal or business use or that of any other party, reproductions or copies of any such property or other property of the Corporation.


18.  GOVERNING LAW

     This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario.


19.  SEVERABILITY

     If any provision of this Agreement, including the breadth or scope of such provision, shall be held by any court of competent jurisdiction to be invalid or unenforceable, in whole or in part, such invalidity or unenforceability shall not

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affect the validity or enforceability of the remaining provisions, or part thereof, of this Agreement and such remaining provisions, or part thereof, shall remain enforceable and binding.

20.  LIFE INSURANCE

     It is agreed that the Corporation or any of its associates or affiliates (as those terms are defined in the Canada Business Corporations Act) shall have the right to obtain life insurance on the Executive's life, at the Corporation's sole expense and with the Corporation or such associate or affiliate as the sole beneficiary thereof. The Executive shall: (a) cooperate fully in obtaining such life insurance; (b) sign any necessary consents, applications and other related forms or documents and (c) take any reasonably required medical examinations.


21.  ENFORCEABILITY

     The Executive hereby confirms and agrees that the covenants and restrictions pertaining to the Executive contained in this Agreement, including, without limitation, those contained in sections 14, 15, 16 and 17, hereof, are reasonable and valid and hereby further acknowledges and agrees that the Corporation would suffer irreparable injury in the event of any breach by the Executive of his obligations under any such covenant or restriction. Accordingly, the Executive hereby acknowledges and agrees that damages would be an inadequate remedy at law in connection with any such breach and that the Corporation shall therefore be entitled in lieu of any action for damages, temporary and permanent injunctive relief enjoining and restraining the Executive from any such breach.


22.  MODIFICATION

     This Agreement may not be orally canceled, changed, modified or amended, and no cancellation, change, modification or amendment shall be effective or binding, unless in writing and signed by the parties to this Agreement.


23.  NO ASSIGNMENT

     The Executive may not assign, pledge or encumber the Executive's interest in this Agreement nor assign any of the rights or duties of the Executive under this Agreement without the prior written consent of the Corporation.

24.  SUCCESSORS

     This Agreement shall be binding on and enure to the benefit of the successors and assigns of the Corporation and the heirs, executors, personal legal representatives and permitted assigns of the Executive.


25.  NOTICES

     Any notice or other communication required or permitted to be given hereunder shall be in writing and either delivered by hand or mailed by prepaid registered mail. At any time other than during a general discontinuance of postal service due to strike, lock-out or otherwise, a notice so mailed shall be deemed

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to have been received three (3) business days after the postmarked date thereof or, if delivered by hand, shall be deemed to have been received at the time it is delivered. If there is a general discontinuance of postal service due to strike, lock-out or otherwise, a notice sent by prepaid registered mail shall be deemed to have been received three (3) business days after the resumption of postal service.

     Notices shall be addressed as follows:

     a)  If to the Corporation:
               Kim Allen, CEO
               Universe2U Inc.
               30 West Beaver Creek Road
               Richmond Hill, Ontario L4B 3K1

               Tel:  905-881-6474
               Fax:  905-881-1152

     b)  If to the Executive:
               R. John Slattery
               67 Fincham Avenue
               Markham, Ontario L3P 4C9

               905-472-5050 (H)
               416-407-0843 (Cell)


26.  COUNTERPARTS

     This Agreement may be executed simultaneously in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same original.


27.  ENTIRE AGREEMENT

     This Agreement represents the entire agreement between the Corporation and the Executive with respect to the subject matter hereof and all prior agreements relating to the Executive's employment or compensation, written or oral, are nullified and superseded hereby.

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28.  LEGAL ADVICE

     The Executive hereby represents and warrants to the Corporation and acknowledges and agrees that he had the opportunity, at the Corporation's expense to seek and was not prevented nor discouraged by the Corporation from seeking independent legal advice prior to the execution and delivery of this Agreement and that, in the event that he did not avail himself of that opportunity prior to signing this Agreement, he did so voluntarily without any undue pressure and agrees that his failure to obtain independent legal advice shall not be used by him as a defence to the enforcement of his obligations under this Agreement.


     IN WITNESS WHEREOF this Agreement has been executed by the parties heretoas of the date first above written.

SIGNED, SEALED & DELIVERED         )               Universe2U Inc.
in the presence of:                )
                                   )               ---------------------------
                                   )               Kim Allen
                                   )               Chief Executive Officer
                                   )
                                   )
                                   )               ---------------------------
Witness                            )                     John Slattery


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